EXHIBIT 99.04

Southern Company
Analysis of Consolidated Earnings
(In Millions of Dollars)

	3 Months Ended March
	2007	2006	Change
Income Account-
Retail Revenue	$2,744	$2,471	$273
Wholesale Revenue	481	415	66
Other Electric Revenues	121	111	10
Non-regulated Operating Revenues	63	66	(3)
Total Revenues	3,409	3,063	346
Fuel and Purchased Power	1,381	1,153	228
Non-fuel O & M	848	846	2
Depreciation and Amortization	306	299	7
Taxes Other Than Income Taxes	183	175	8
Total Operating Expenses	2,718	2,473	245
Operating Income	691	590	101
Other Income, net	32	(4)	36
Interest Charges and Dividends	228	216	12
Income Taxes	156	108	48
NET INCOME (See Notes)	$339	$262	$77

Notes

- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.